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27

                                   EXHIBIT 3.6

                                EATON VANCE CORP.

                              ARTICLES OF AMENDMENT


      EATON VANCE CORP., a Maryland corporation, having its principal offices in Baltimore City, Maryland and Boston, Massachusetts (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

      FIRST: The Charter of the Corporation is hereby amended by:

            (a) Changing and reclassifying each of the shares of Common Stock (par value $.015625 per share) and Non-Voting Common Stock (par value $.015625 per share) of the Corporation, which is issued and outstanding at the close of business on the effective date of this amendment, into two shares of such Common Stock or Non-Voting Common Stock, respectively, and by reducing the par value of each share of Common Stock and Non-Voting Common Stock as changed and reclassified to $.0078125 per share, such change and reclassification to be made without increasing or reducing the aggregate amount of stated capital of the Corporation represented by such issued shares but as a two-for-one split of the issued shares and not as a stock dividend; and in connection therewith there shall be issued one additional share of Common Stock or Non-Voting Common Stock, as the case may be, for each such share thereof which is issued at such effective time; and

            (b) Striking out Article SIXTH of the Charter in its entirety, and inserting in lieu thereof, the following:

                        SIXTH: The total number of shares of stock of all
            classes which the Corporation has authority to issue is 96,000,000 shares, having an aggregate par value of $750,000.00, of which 640,000 shares of the par value of $.0078125 per share amounting in aggregate par value to $5,000.00 shall be Common Stock, and 95,360,000 shares of the par value of $.0078125 per share amounting in aggregate par value to $745,000.00 shall be Non-Voting Common Stock.

    SECOND: (a) As of immediately before the amendment the total number of shares of stock of all classes which the Corporation has authority to issue is 48,000,000 shares, of which 320,000 shares are Common Stock (par value $.015625 per share) and 47,680,000 shares are Non-Voting Common Stock (par value $.015625 per share).

            (b) As amended the total number of shares of stock of all classes which the Corporation has authority to issue is 96,000,000 shares, of which 640,000 shares are Common Stock (par value $.0078125 per share) and 95,360,000 shares are Non-Voting Common Stock (par value $.0078125 per share).

            (c) The aggregate par value of all shares having a par value before the amendment and as amended is $750,000.

            (d) The descriptions of each class of stock of the Corporation are not changed by the amendment, except for the change in par value effected hereby.
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28

                             EXHIBIT 3.6 (CONTINUED)

     THIRD: (a) The board of directors on October 11, 2000, duly adopted a resolution in which was set forth the foregoing amendment to the Charter, declaring that the said amendment of the Charter as proposed was advisable and directing that such amendment be submitted for action thereon by the stockholders of the Corporation entitled to vote thereon.

            (b) All of the stockholders of the Corporation entitled to vote thereon by unanimous written consent dated October 11, 2000, duly approved the foregoing amendment to the Charter of the Corporation.

            (c) The foregoing amendment to the Charter of the Corporation was advised by the board of directors and approved by the stockholders of the Corporation.

     FOURTH: These Articles of Amendment shall become effective at the close of business on November 13, 2000.

     IN WITNESS WHEREOF, Eaton Vance Corp. has caused these presents to be signed in its name and on its behalf by its President and witnessed by its Assistant Secretary on October 11, 2000.

WITNESS:                                             EATON VANCE CORP.

/s/ Eric G. Woodbury                                 /s/ James B. Hawkes
-----------------------                              -----------------------
Eric G. Woodbury                                     James B. Hawkes
Assistant Secretary                                  President

     THE UNDERSIGNED, President of Eaton Vance Corp., who executed on behalf of the Corporation the foregoing Articles of Amendment of which this certificate is made a part, hereby acknowledges in the name and on behalf of said Corporation the foregoing Articles of Amendment to be the corporate act of said Corporation and hereby certifies that to the best of his knowledge, information, and belief the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.

                                                       /s/ James B. Hawkes
                                                       -----------------------
                                                       James B. Hawkes
                                                       President